Exhibit 10.1

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

January 2, 2013

PERSONAL AND CONFIDENTIAL

Mr. Robert B. McKnight, Jr.

Executive Chairman

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, California 92649

Re:	Continued Employment at Quiksilver, Inc.

Dear Bob:

This letter (“Agreement”) will confirm our understanding and agreement regarding your continued employment with Quiksilver, Inc. (“Quiksilver” or the “Company”), effective on the first business day following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended October 31, 2012 (“Commencement Date”). This Agreement completely supersedes and replaces any existing or previous oral or written employment agreements, express or implied, between you and the Company, including without limitation that certain Employment Agreement dated January 5, 2012.

1.	Position; Exclusivity. The Company hereby agrees to continue to employ you as its Executive Chairman, reporting to the Board of Directors of Quiksilver. During your employment with Quiksilver, you will devote your full professional and business time, interest, abilities and energies to the Company and will not render any services to any other person or entity, whether for compensation or otherwise, or engage in any business activities competitive with or adverse to the Company’s business or welfare, whether alone, as an employee; as a partner; as a member or manager; as a shareholder, officer or director of any other corporation; or as a trustee, fiduciary or in any other similar representative capacity of any other entity without the prior written consent of the Board of Directors. The position of Executive Chairman does not ensure or include service as a director of the Company.

2.	Base Salary. Your base salary will be $83,333.33 per month ($1,000,000 on an annualized basis), less applicable withholdings and deductions, paid on the Company’s regular payroll dates. Your base salary will be reviewed at the time management salaries are reviewed periodically and may be adjusted (but not below $83,333.33 per month) at the Company’s discretion in light of the Company’s performance, your performance, market conditions and other factors deemed relevant by the Company’s Board of Directors or the Compensation Committee of the Board of Directors (“Compensation Committee”).

R.B.M.	Quiksilver

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

3.	Annual Discretionary Bonus. For each full fiscal year of employment with the Company (currently ending October 31), you shall be eligible for a discretionary bonus award pursuant to the Company’s Incentive Compensation Plan, the specific terms and conditions of such award to be approved by the Board of Directors or the Compensation Committee at the time of the bonus award. Any payment received in connection with a bonus award shall be paid within thirty (30) days following the date the Company publicly releases its annual audited financial statements, but in no event later than March 15 of the calendar year following the fiscal year for which the bonus is awarded. Any bonus payments shall be less applicable withholdings and deductions.

4.	Vacation. Since Quiksilver does not have a vacation policy for executives of your level, no vacation days are earned or accrued by you.

5.	Health and Disability Insurance. You (and any eligible dependents you select) will be covered by the Company’s group health insurance programs on the same terms and conditions applicable to comparable employees. You will also be covered by the long-term disability plan for senior executives on the same terms and conditions applicable to comparable employees. The Company reserves the right to change, modify, or eliminate such coverages in its discretion.

6.	Clothing Allowance. You will be provided a clothing allowance of $5,000 per year at the Company’s wholesale prices.

7.	Stock Options. You shall continue to be eligible to participate in Quiksilver’s Stock Incentive Plan, or any successor equity plan. The amount and terms of any restricted stock, stock options, stock appreciation rights or other interests to be granted to you will be determined by the Board of Directors or the Compensation Committee in its discretion and covered in separate agreements. Stock options granted to you after the Commencement Date through the termination of your employment shall provide that if you are terminated by the Company without Cause (as hereinafter defined), as a result of your death or permanent disability, or if you terminate your employment for Good Reason (as hereinafter defined), any such options outstanding will automatically vest in full on an accelerated basis so that the options will immediately prior to such termination become exercisable for all option shares and remain exercisable until the earlier to occur of (i) the first anniversary of such termination, (ii) the end of the option term, or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction).

8.	Life Insurance. The Company will pay the premium on a term life insurance policy on your life with a company and policy of its choice, and a beneficiary of your choice, in the face amount determined by the Company of not less than $2,000,000. The Company’s obligation to obtain and maintain this insurance is contingent upon your establishing and maintaining insurability, and it is not required to pay premiums for such a policy in excess of $5,000 annually.

R.B.M.	Quiksilver

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

9.	Term and Termination.

(a) The term of this Agreement is from the Commencement Date through and including October 31, 2017, at which time this Agreement (and your employment) shall automatically terminate without any additional notice; provided, however, that subject to the provisions herein, either you or Quiksilver may terminate your employment at will and with or without Cause (as defined below) upon written notice at any time for any reason (or no reason); provided further, however, that you agree to provide the Company with thirty (30) days advance written notice of your resignation (during which time the Company may elect, in its discretion, to relieve you of all duties and responsibilities). This at-will aspect of your employment relationship can only be changed by an individualized written agreement signed by both you and an officer of the Company authorized to do so by the Board of Directors or the Compensation Committee.

(b) The Company may also terminate your employment immediately, upon written notice, for Cause, which shall include, but not be limited to, (i) your death (in which case written notice of termination of employment is not required), (ii) your permanent disability which renders you unable to perform the essential functions of your position even with reasonable accommodation, (iii) willful misconduct in the performance of your duties, (iv) commission of a felony or violation of law involving moral turpitude or dishonesty, (v) self-dealing, (vi) willful breach of duty, (vii) habitual neglect of duty, or (viii) a material breach by you of your obligations under this Agreement. If the Company terminates your employment for Cause, or you terminate your employment other than for Good Reason (as defined below), you (or your estate or beneficiaries in the case of your death) shall receive your base salary and other benefits earned and accrued prior to the termination of your employment and, in the case of a termination pursuant to subparagraphs (i) or (ii) only, a pro rata portion of your bonus, if any, as provided in Paragraph 3 for the fiscal year in which such termination occurs, less applicable withholdings and deductions, which shall be payable not later than the effective date of your termination, and you shall have no further rights to any other compensation or benefits hereunder on or after the termination of your employment.

(c) “Good Reason” for you to terminate employment means a voluntary termination as a result of (i) the assignment to you of duties materially inconsistent with your position as set forth above without your consent, (ii) a material change in your reporting level from that set forth in this Agreement without your consent, (iii) a material diminution of your authority without your consent, (iv) a material breach by the Company of its obligations under this Agreement, (v) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform the obligations contained in this Agreement, or (vi) the Company requiring you to be based (other than temporarily) at any office or location outside of the Southern

R.B.M.	Quiksilver

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

California area without your consent. Notwithstanding the foregoing, Good Reason shall not exist unless you provide the Company written notice of termination on account thereof within ninety (90) days following the initial existence of one or more of the conditions described in clauses (i) through (vi) and, if such event or condition is curable, the Company fails to cure such event or condition within thirty (30) days of such written notice.

(d) If (i) Quiksilver elects to terminate your employment without Cause prior to October 31, 2017, (ii) this Agreement automatically terminates on October 31, 2017, and your employment terminates effective the same date for any reason, voluntarily or involuntarily, or (iii) if you terminate your employment with the Company for Good Reason within six (6) months of the action constituting Good Reason, the Company will (x) pay the full amount of any unpaid discretionary bonus that was earned from the preceding fiscal year, if any, at the time annual bonuses are paid to other executives, but in no event later than March 15 of the calendar year following the fiscal year for which the bonus is awarded, and (y) if your termination of employment pursuant to this Paragraph 9(c) constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), (A) continue to pay your base salary (but not any employment benefits) on its regular payroll dates for a period of twenty-four (24) months, less applicable withholdings and deductions, (B) pay you a pro rata portion of the bonus adopted pursuant to Paragraph 3, if any, for the fiscal year in which such termination occurs, less applicable withholdings and deductions, and (C) pay you an amount equal to two (2) times the average annual bonus earned by you pursuant to Paragraph 3 or, for fiscal years preceding the Commencement Date, pursuant to the Company’s discretionary cash bonus plan, during the two (2) most recently completed fiscal years of the Company, payable over a twenty-four (24) month period following termination in equal installments on the Company’s regular payroll dates, less applicable withholdings and deductions. Notwithstanding the foregoing, if such termination pursuant to (c)(i), (ii) or (iii) above occurs within twelve (12) months immediately following a Change in Control (as defined in Addendum “A” hereto), the Company will instead (x) pay the full amount of any unpaid discretionary bonus that was earned from the preceding fiscal year, if any, at the time annual bonuses are paid to other executives, but in no event later than March 15 of the calendar year following the fiscal year for which the bonus is awarded, and (y) if your termination of employment pursuant to this Paragraph 9(c) constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), (A) continue to pay your base salary (but not any employment benefits) on its regular payroll dates for a period of thirty-six (36) months, less applicable withholdings and deductions, (B) pay you a pro rata portion of the bonus adopted pursuant to Paragraph 3, if any, for the fiscal year in which such termination occurs, less applicable withholdings and deductions, and (C) pay you an amount equal to three (3) times the average annual bonus earned by you pursuant to Paragraph 3 or, for fiscal years preceding the Commencement Date, pursuant to the

R.B.M.	Quiksilver

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

Company’s discretionary cash bonus plan, during the two (2) most recently completed fiscal years of the Company payable over a thirty-six (36) month period following termination in equal installments on the Company’s regular payroll dates, less applicable withholdings and deductions. In order for you to be eligible to receive the payments specified in either clause (y) of the foregoing provisions of this Paragraph 9(c), you must execute a general release of claims in a form reasonably acceptable to the Company (“General Release”), provided, however, that the General Release may exclude any claims for indemnification, advancement of expenses, or insurance that you may then have pursuant to the Company’s or any subsidiary’s certificate of incorporation or bylaws, any indemnity agreement, or policy of insurance. The General Release must become effective within fifty-two (52) days following your separation from service or such earlier date as required by the General Release (such deadline, the “Release Deadline”). Subject to Paragraph 9(e) below, any severance payments or benefits or other payments to which you are entitled during such fifty-two (52) day period shall be paid by the Company to you in full arrears without interest on the fifty-third (53rd) day following your separation from service or such later date as is required to avoid the imposition of additional taxes, penalties or interest under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). You shall have no further rights to any other compensation or benefits hereunder on or after the termination of your employment. You shall not have a duty to seek substitute employment, and the Company shall not have the right to offset any compensation due you against any compensation or income received by you after the date of such termination.

(e) In the event that any payment or benefit received or to be received by you from the Company (collectively, the “Payments”) would constitute a parachute payment within the meaning of Section 280G(b)(2)(A) of the Code, then the following limitation shall apply:

The aggregate present value of those Payments shall be limited in amount to the greater of the following dollar amounts (the “Benefit Limit”):

(i) 2.99 times your Average Compensation (as defined below), or

(ii) the amount which yields you the greatest after-tax amount of Payments under this Agreement after taking into account any excise tax imposed under Code Section 4999 on those Payments.

The present value of the Payments will be measured as of the date of the Change in Control and determined in accordance with the provisions of Code Section 280G(d)(4).

R.B.M.	Quiksilver

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

Average Compensation means the average of your W-2 wages from the Company for the five (5) calendar years completed immediately prior to the calendar year in which the Change in Control is effected. Any W-2 wages for a partial year of employment will be annualized, in accordance with the frequency which such wages are paid during such partial year, before inclusion in Average Compensation.

If the Payments do not constitute a parachute payment, the provisions of this Paragraph 9(d) shall not apply to such Payments,

(f) Notwithstanding the foregoing, to the extent the Company reasonably determines that any payment or benefit under this Agreement is subject to Section 409A of the Code, such payment or benefit shall be made at such times and in such forms as the Company reasonably determines are required to comply with Code Section 409A (including, without limitation, in the case of a “specified employee” within the meaning of Code Section 409A, any payments that would otherwise be made during the six-month period following separation of service will be paid in a lump sum on the first business day after the end of the six-month period) and the Treasury Regulations and the transitional relief thereunder; provided, however, that in no event will the Company be required to provide you with any additional payment or benefit in the event that any of your payments or benefits trigger additional income tax under Code Section 409A or in the event that the Company changes the time or form of your payments or benefits in accordance with this paragraph.

10.	Trade Secrets; Confidential and/or Proprietary Information. The Company owns certain trade secrets and other confidential and/or proprietary information which constitute valuable property rights, which it has developed through a substantial expenditure of time and money, which are and will continue to be utilized in the Company’s business and which are not generally known in the trade. This proprietary information includes the list of names of the customers and suppliers of Quiksilver, and other particularized information concerning the products, finances, processes, material preferences, fabrics, designs, material sources, pricing information, production schedules, sales and marketing strategies, sales commission formulae, merchandising strategies, order forms and other types of proprietary information relating to our products, customers and suppliers. You agree that you will not disclose and will keep strictly secret and confidential all trade secrets and proprietary information of the Company, including, but not limited to, those items specifically mentioned above.

11.	Expense Reimbursement. The Company will reimburse you for documented reasonable and necessary business expenses incurred by you while engaged in business activities for the Company’s benefit on such terms and conditions as shall be generally available to other executives of the Company.

R.B.M.	Quiksilver

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

12.	Compliance With Business Policies. You will be required to observe the Company’s personnel and business policies and procedures as they are in effect from time to time. In the event of any conflicts, the terms of this Agreement will control.

13.	Entire Agreement. This Agreement, its addendum, and any confidentiality, stock option, restricted stock, stock appreciation rights or other similar agreements the Company may enter into with you contain the entire integrated agreement between us regarding your employment, and no modification or amendment to this Agreement will be valid unless set forth in writing and signed by both you and an authorized officer of the Company.

14.

Mutual Agreement to Arbitrate. To the fullest extent allowed by law, any controversy, claim or dispute between you and the Company (and/or any of its affiliates, owners, shareholders, directors, officers, employees, volunteers or agents) relating to or arising out of this Agreement, your employment or the termination of that employment will be submitted to final and binding arbitration in Orange County, California, for determination in accordance with the American Arbitration Association’s (“AAA”) Employment Arbitration Rules (the “Rules”), including any subsequent modifications or amendments to such Rules, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery to the same extent as would be permitted in a court of law. You acknowledge that you have had the opportunity to read and review the Rules prior to signing this Agreement. A copy of the Rules is also available from the Company’s Human Resources Department and can be found on-line at www.adr.org/employment. The arbitrator shall issue a written decision, and shall have full authority to award all remedies which would be available in court. The Company shall pay the arbitrator’s fees and any AAA administrative expenses. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Possible disputes covered by the above include (but are not limited to) unpaid wages, breach of contract (including this Agreement), torts, violation of public policy, discrimination, harassment, or any other employment-related claims under laws including but not limited to, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the California Labor Code and any other statutes or laws relating to an employee’s relationship with his/her employer, regardless of whether such dispute is initiated by you or the Company. Thus, this bilateral arbitration agreement fully applies to any and all claims that the Company may have against you, including (but not limited to) claims for misappropriation of Company property, disclosure of proprietary information or trade secrets, interference with contract, trade libel, gross negligence, or any other claim for alleged wrongful conduct or breach of the duty of loyalty. Nevertheless, claims for workers’ compensation benefits or unemployment insurance, those arising under the National Labor Relations Act, and any other claims where mandatory arbitration

R.B.M.	Quiksilver

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

is prohibited by law, are not covered by this arbitration agreement, and such claims may be presented by either the Company or you to the appropriate court or government agency. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH YOU AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY. This mutual and bilateral arbitration agreement, which shall be governed by the Federal Arbitration Act, is to be construed as broadly as is permissible under applicable law.

15.	Compliance with Section 409A.

(a) This Agreement is intended to comply with the requirements of Section 409A of the Code, and the regulations and other guidance promulgated thereunder. Accordingly, all provisions herein shall be construed and interpreted to comply with Code Section 409A and if necessary, any such provision shall be deemed amended to comply with Code Section 409A and the regulations and other guidance promulgated thereunder.

(b) Any payments to which you become entitled under Paragraph 9(c) hereof shall be treated as the right to receive a series of separate payments for purposes of Code Section 409A.

(c) Paragraph 15(a) above shall not be construed as a guarantee by the Company of any particular tax effect to you under this Agreement, however. The Company shall not be liable to you if any payment or benefit made or provided under this Agreement is determined to result in additional tax, penalty or interest under Code Section 409A, nor for reporting to the Internal Revenue Service or other taxing authority in good faith any payment or benefit made or provided under this Agreement as an amount includible in gross income under Section 409A or as a violation of Section 409A.

(d) With respect to any reimbursement of expenses to which you are entitled under this Agreement, or any provision of in-kind benefits to you as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (i) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code, solely to the extent that the arrangement provides for a limit on the amount of expenses that may be reimbursed under such arrangement over some or all of the period in which the reimbursement arrangement remains in effect; (ii) the reimbursement of an eligible expense shall be made no later than the end of the calendar year after the calendar year in which such expense was incurred; and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

R.B.M.	Quiksilver

Quiksilver, Inc.

15202 Graham Street

Huntington Beach, CA 92649

714/889-2200 – main

714/889-3700 – fax

16.	Clawback Compliance. Any amounts paid pursuant to this Agreement shall be subject to recoupment in accordance with any clawback policy that the Company has adopted or is required in the future to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

17.	Successors and Assigns. This Agreement will be assignable by the Company to any successor or to any other company owned or controlled by the Company, and will be binding upon any successor to the business of the Company, whether direct or indirect, by purchase of securities, merger, consolidation, purchase of all or substantially all of the assets of the Company or otherwise.

Please sign, date and return the enclosed copy of this Agreement to me to acknowledge your agreement with the above.

Thank you.

Very truly yours,

Carol E. Scherman
Executive Vice President, Global Human Resources

Enclosure

ACKNOWLEDGED AND AGREED:

Robert B. McKnight, Jr.

Dated

R.B.M.	Quiksilver

ADDENDUM A

DEFINITION OF CHANGE IN CONTROL

“Change in Control” means the occurrence of one or more of the following events in a single transaction or series of related transactions (but only if such event also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i)):

(i) Any person, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (“Person”) becomes the “beneficial owner” (as determined pursuant to Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because a Person’s beneficial ownership percentage exceeds 50% of the combined voting power of the Company’s then outstanding securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of outstanding voting securities, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of a repurchase or other acquisition of voting securities by the Company, and after that repurchase or other acquisition, the Person becomes the beneficial owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities beneficially owned by that Person to more than 50% of the combined voting power, then a Change in Control will be deemed to occur.

(ii) A merger, consolidation, or other business combination of the Company with or into another Person is consummated, as a result of which the security holders of the Company immediately prior to the consummation of such transaction beneficially own, immediately after consummation of such transaction securities possessing less than 50% of the combined voting power of the surviving or acquiring Person (or any Person in control of the surviving or acquiring Person).

(iii) A sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries.

The term Change in Control does not include a transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before that transaction.

R.B.M.	Quiksilver

~Addendum A~